Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements of Waccamaw Bankshares, Inc. on Form S-8 (Registration Nos. 333-107299, 333-126235, and 333-153327) of our report dated April 15, 2010, which appears in their Annual Report on Form 10-K for the year ended December 31, 2009.

Galax, Virginia
April 15, 2010